UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

Rose Rock Midstream, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35365	45-2934823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(Address of principal executive offices)

(918) 524-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2013, Rose Rock Midstream, L.P. (the “Partnership”) and Rose Rock Midstream GP, LLC, the general partner of the partnership (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 4,750,000 common units representing limited partner interests in the Partnership (the “Units”) at a price to the public of $33.44 per Unit ($32.10 per Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option to purchase up to an additional 712,500 Units at the same price and otherwise on the same terms.

The material terms of the Offering are described in the prospectus supplement, dated August 13, 2013 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on August 14, 2013 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”). The Units to be sold in the Offering were registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-188635), which was declared effective by the Commission on May 29, 2013. Certain legal opinions related to the Offering are filed herewith as Exhibits 5.1 and 8.1.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on August 16, 2013. The Partnership expects to receive net proceeds, including our general partner’s proportionate capital contribution to maintain its 2% general partner interest in us, of approximately $155.6 million (after deducting underwriting discounts and commissions and structuring fees). As described in the Prospectus, the Partnership intends to use the net proceeds, along with cash on hand, to repay borrowings under its revolving credit facility.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	EXHIBIT

Exhibit 1.1	Underwriting Agreement, dated August 13, 2013, by and among Rose Rock Midstream, L.P., Rose Rock Midstream GP, LLC, and Barclays Capital Inc., as representative of the several underwriters named on Schedule I thereto.

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 8.1	Opinion of Andrews Kurth LLP relating to tax matters.

Exhibit 23.1	Consents of Andrews Kurth LLP (included in exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSE ROCK MIDSTREAM, L.P.

	By:	Rose Rock Midstream GP, LLC
its general partner

Date: August 16, 2013	By:	/s/ Candice L. Cheeseman
Name: Candice L. Cheeseman
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT

Exhibit 1.1	Underwriting Agreement, dated August 13, 2013, by and among Rose Rock Midstream, L.P., Rose Rock Midstream GP, LLC, and Barclays Capital Inc., as representative of the several underwriters named on Schedule I thereto.

Exhibit 5.1	Opinion of Andrews Kurth LLP.

Exhibit 8.1	Opinion of Andrews Kurth LLP relating to tax matters.

Exhibit 23.1	Consents of Andrews Kurth LLP (included in exhibits 5.1 and 8.1).